Exhibit 99.1

Annual Shareholders’ Meeting May 11, 2016

Forward Looking Statements This presentation contains forward-looking statements, which can be identified by the use of words such as “believes,” “expects,” “anticipates,” “estimates” or similar expressions. These forward-looking statements include, but are not limited to: statements of our goals, intentions and expectations; statements regarding our business plans, prospects, growth and operating strategies; statements regarding the asset quality of our loan and investment portfolios; and estimates of our risks and future costs and benefits. These forward-looking statements which are based on our current beliefs and expectations, are subject to significant risks and uncertainties. Actual results may differ materially from those contemplated by the forward-looking statements due to, among others, the following factors: general economic conditions, either nationally or in our market areas, that are different than expected; changes in the interest rate environment that reduce our margins or reduce the fair value of financial instruments; increased competitive pressures among financial services companies; changes in consumer spending, borrowing and savings habits; legislative or regulatory changes that adversely affect our business; adverse changes in the securities and credit markets; and changes in accounting policies and practices, as may be adopted by bank regulatory agencies or the Financial Accounting Standards Board. Additional factors that may affect our results are discussed in Item 1.A “Risk Factors” in our annual report on Form 10-K and in other reports filed with the Securities and Exchange Commission. Any forward-looking statements made by us speak only as of the date hereof. Any of the forward-looking statements that we make in this presentation may later prove incorrect because of inaccurate assumptions, the factors illustrated above or other factors that we cannot foresee. Because of these and other uncertainties, our actual future results may be materially different from the results indicated by these forward-looking statements. We do not undertake, and specifically disclaim any obligation, to revise any forward-looking statements contained in this presentation. 2

Closing price See Appendix – Non-GAAP Financial Measures Quarterly dividend increased to $0.04 in January 2015 Market Summary Issuer: March 31, 2015 March 31, 2016 Listing/Ticker Symbol: Nasdaq Global Market/“SIFI” Market Price Per Share: (1) $12.15 $13.93 Shares Outstanding: 12,776,315 12,221,578 Market Capitalization: $155.2 million $170.2 million Tangible Book Value Per Share: (2) $11.00 $11.36 Price to Tangible Book Value: 110.45% 122.62% Dividend Yield: (3) 1.32% 1.15% 3

Company Overview

Headquartered in Willimantic, CT Established in 1842 Total assets in 1995: $252 million Total assets as of December 31, 2015: $1.48 billion 5

Business Strategy Community oriented focus with a full range of financial products and services Optimize future growth opportunities by executing a proven business model and by opportunistically seeking branch or whole bank acquisitions in areas in or adjacent to existing market area Prudently diversify the asset mix and geographic concentration by selectively increasing the percentage of commercial business loans, multi-family and commercial real estate loans locally and in the New England region and by expanding the existing portfolio of time share and homeowner association loans Continue conservative underwriting practices and maintain a high quality loan portfolio Increase core deposits by emphasizing exceptional customer service, cross-selling our full range of financial products and increasing our commercial deposits Supplement noninterest income through expanded mortgage banking and wealth management operations 6

Financial Highlights

Assets as of December 31, 2015 - $1.48 billion 8

Securities Portfolio Comparison 9 December 31, 2015 ($175 million) December 31, 2014 ($173 million) 38% 39% 16% 4% 2% 1% US Govt & Agency MBS - Agency Govt-spons. Enter. Tax-Exempt Oblig State / Political Other 41% 41% 14% 2% 1% 1% US Govt & Agency MBS - Agency Govt-spons. Enter. Tax-Exempt Oblig State / Political Other

Loan Portfolio Comparison 10 December 31, 2015 ($1.17 billion) December 31, 2014 ($1.04 billion) 36% 33% 12% 12% 5% 2% Residential RE Commercial RE Com'l Bus. - Other SBA/USDA Purchased Consumer Construction 41% 28% 13% 11% 6% 1% Residential RE Commercial RE Com'l Bus. - Other SBA/USDA Purchased Consumer Construction

Asset Quality Savings Institute has maintained high asset quality with solid reserve coverage Aggressive with early recognition of nonperforming loans 2010 2011 2012 2013 2014 2015 3/31/16 Nonperforming loans $4,925 $10,591 $7,654 $6,993 $5,002 $6,583 $6,761 Other real estate owned 1,285 976 1,293 2,429 1,271 1,088 1,048 Nonperforming assets 6,210 11,567 8,947 9,422 6,273 7,671 7,809 NPLs/Loans 0.81% 1.70% 1.11% 0.66% 0.48% 0.56% 0.58% NPAs/Assets 0.67% 1.21% 0.94% 0.70% 0.46% 0.52% 0.52% Reserves/Loans 0.79% 0.80% 0.93% 0.66% 0.74% 0.84% 0.87% Reserves/NPLs 97.44% 46.93% 83.45% 98.90% 155.88% 149.83% 149.87% Dollars in thousands. 11

Deposits Total deposits exclude mortgagors’ and investors’ escrow accounts. Dollars in thousands. 12 Average rate on Interest Bearing Deposits 1.55% 0.97% 1.18% 0.75% 0.68% 0.63% 0.62%

Operating Results 2013 2014 2015 03/31/16 (3 Mos.) Net Interest Margin 2.93% 3.11% 2.97% 2.91% Net Income (Loss) ($855) $4,411 $4,348 $1,541 EPS (Diluted) ($0.08) $0.36 $0.36 $0.13 Non-Interest Income $8,305 $10,166 $10,321 $2,702 Dollars in thousands, except per share amounts. 13

Expenses/Efficiencies 2013 2014 2015 03/31/16 (3 Mos.) Non-Interest Expenses $37.7 million (1) $41.5 million $40.6 million $10.3 million Efficiency Ratio 96.10% 84.05% 82.16% 79.73% FTEs 294 280 277 275 Assets/FTEs $4.6 million $4.8 million $5.3 million $5.5 million SI Financial Group, Inc. acquired Newport Federal Savings Bank on 9/6/13. This represents only four months as a combined institution. 14

Financial Strength – December 31, 2015 Ratio Minimum Required Well Capitalized Risk-Based Capital 15.97% 8.00% 10.00% Tier 1 Risk-Based Capital 14.86% 6.00% 8.00% Tier 1 Capital 9.73% 4.00% 5.00% Common Equity Tier 1 Capital 14.86% 4.50% 6.50% 15

Stock Repurchase Program Company announced the Board of Directors approved the repurchase of up to 5%, or 630,000 shares, in March 2015 Completed repurchase plan on May 28, 2015 Total shares repurchased of 628,530 for a total cost of $7.5 million, or $11.93 per share 16

SIFI LTM Stock Price Performance 17 Data as of 4/28/16. Source: SNL Financial SIFI Price is up 18.8% over the last twelve months

Appendix – Non-GAAP Financial Measures

Non-GAAP Financial Measures Tangible Book Value Per Share: 12 Book value per share $12.45 $12.83 Effect of intangible assets per share (1.45) (1.47) Tangible book value per share $11.00 $11.36 Tangible Common Equity: Equity $159,028 $156,848 Less: Intangible assets (18,547) (17,945) Tangible equity $140,481 $138,903 Dollars in thousands, except per share amounts. 19 3/31/15 3/31/16